SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



     DATE OF REPORT (Date of earliest event reported) January 23, 1997


             CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
          (Exact name of registrant as specified in its charter)



     LOUISIANA                    0-21192                72-0721367
  (State of other            (Commission File          (IRS Employer
  jurisdiction of                 Number)              Identification
   incorporation)                                          Number)



              109 NORTHPARK BLVD., COVINGTON, LOUISIANA 70433
            (Address of Principal Executive Offices - Zip Code)


      Registrant's telephone number including area code (504)867-5000


(Former name or former address, if changed since last report)


Item 5.  Other Events

On January 21, 1997, Campo Electronics, Appliances and Computers, Inc. issued the following press release:

                            N E W S    R E L E A S E


January 21, 1997
                                       CONTACT:               Anthony P. Campo
                                                     Chairman of the Board and
                                                       Chief Executive Officer
                                                                (504) 867-5000
FOR IMMEDIATE RELEASE


       CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
             ANNOUNCES PLANS TO CLOSE TWO LOCATIONS


New Orleans, Louisiana - January 21, 1997 - CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC. (NASDAQ/NMS-CMPO) today announced that based on an on-going review of company operations designed to improve the Company's performance and restore its profitability, Campo has closed one store in Jackson, Mississippi, located at 4125 Robinson Road and its Huntsville, Alabama store located at 4710 University Drive. The Company's other Jackson store located at 6366 Ridgewood Court near County Line Road in North Jackson will continue normal business operations.

These two locations generated approximately 4.2% of Campo's total net sales for fiscal 1996 and approximately 3.7% of total net sales for the first quarter of fiscal 1997; however, losses from these two locations contributed approximately 38% of the Company's net loss for the first quarter of fiscal 1997. The closure of these two stores will require the Company to take a non-recurring restructuring charge in the second quarter of fiscal 1997.

      "The decision to close these locations resulted from a thorough analysis of the best course of action to help position Campo for the future," says Rex O. Corley, Jr., President and COO of Campo. "We are obviously disappointed that we have to close any location, but we are committed to doing what it takes to restore profitability."

The commitment to profitability includes continued reductions in corporate overhead and selling costs, the on-going comprehensive review of the Company's operations and several short and long range initiatives designed to increase the gross margins of the chain's current merchandise mix while adding new products which offer higher margin opportunities.

Campo Electronics, Appliances and Computers, Inc., headquartered in the New Orleans metropolitan area, is a specialty retailer of name brand consumer electronics, major appliances, computers and home office products with 29 stores in the southern United States.


                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.


                             /s/ Wayne J. Usie
                            _______________________________________
                            Wayne J. Usie
                            (Chief Financial Officer and Secretary)



Date:  January 23, 1997